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                                                                    EXHIBIT 23.2


                     CONSENT OF T. J. SMITH & COMPANY, INC.


June 3, 2004

The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077

Re:      Consent of Independent Petroleum Engineers

Gentlemen:

         We hereby consent to the references to our reviews dated February 28, 2001, February 15, 2002, February 19, 2003 and February 3, 2004, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, respectively, which were incorporated by reference in your Form 10-K Registration Statement for the fiscal year ended December 31, 2003, and in your Form S-3 Registration Statement dated June 3, 2004, and to the reference to T. J. Smith & Company, Inc. as experts in the field of petroleum engineering.


                                                Yours very truly,

                                                T. J. Smith & Company, Inc.



                                                By /s/ T. J. Smith
                                                  ------------------------------
                                                  T. J. Smith